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                                                                  Exhibit 10.7


                                                                  April 16, 2002


Mr. W. Brian Kretzmer
MAI Systems Corporation
9601 Jeronimo Road
Irvine, CA  92618

Re: Issuance of 250,000 Shares of Restricted Stock of MAI Systems Corporation

Dear Brian:

        I am pleased to inform you that the Committee appointed by the Board of Directors of MAI Systems Corporation (the "Company") to administer the Restricted Stock Plan of MAI Systems Corporation (the "Plan") has awarded you 250,000 shares of Restricted Stock, subject to your acceptance of the terms, conditions and restrictions of the award set forth in this letter agreement. Please indicate your acceptance by signing and returning the enclosed copy of this letter agreement.

        1. A copy of the Plan is attached hereto, and in all cases the terms of the Plan govern the conditions under which the shares of Restricted Stock are awarded to you, except to the extent different terms are set forth herein. Terms used in this agreement have the same meaning as in section 2 of the Plan.

        2. The Restricted Period shall expire separately with respect to the number of shares of Restricted Stock awarded to you below on each of the following dates:


               Number of Shares             Expiration of Restricted Period
               ----------------             -------------------------------
                     62,500                        May 21, 2002
                     62,500                        May 21, 2003
                     62,500                        May 21, 2004
                     62,500                        May 21, 2005


        3. Shares of Common Stock awarded to you subject to the same Restricted Period may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered during such Restricted Period except as hereinafter provided. Except for such restrictions, you shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

        4. If you cease to be a an employee of the Company for any reason, the number of shares of Common Stock awarded to you for which the Restricted Period shall not have expired shall upon such termination of your employment be forfeited and returned to the Company. The forfeiture provisions will cease to apply if: (a) the Company consummates either a sale of all or substantially all of the assets of the Company or a consolidation or merger of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving


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entity outstanding immediately after such merger or consolidation); or (b)
Richard S. Ressler is no longer the Chairman of the Board of Directors of the Company.

        5. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in your name and deposited by you, together with a stock power in the form set forth in Exhibit A hereto, with the Company and shall bear the following (or a similar) legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in Section 5 of the Restricted Stock Plan of MAI Systems Corporation and an Agreement entered into between the registered owner and MAI Systems Corporation. A copy of such Plan is on file in the office of the Company, 9601 Jeronimo Road, Irvine, California (attn:
        Finance Department)."

               At the expiration of the Restricted Period for a given number of shares, the Company shall redeliver to you (or your legal representatives, beneficiaries or heirs) from the shares of Common Stock deposited with it the number of shares which have then ceased to be Restricted Stock. At this time, it is the Company's intention that all shares of Common Stock delivered to you will be registered under the Securities Act of 1933 (the "Act"). If the shares are not so registered, or have ceased to be so registered at delivery, the Company will notify you. You agree that if you are notified that shares of Common Stock delivered to you are not registered under the Act, prior to making any sale, assignment, transfer, pledge or other disposition (after expiration of the Restricted Period) of any shares of Common Stock awarded to you under the Plan, you will give written notice to the Company describing the manner of such proposed disposition and containing such other information as shall be necessary to enable counsel for the Company to determine whether registration of such shares under the Act is required in connection with such proposed disposition. You further agree that you will not effect such proposed disposition until either (i) the Company has notified you that in the opinion of its counsel registration of such shares under the Act is not required in respect of such proposed disposition, or (ii) a registration statement under the Act covering such shares has been filed by the Company with the Securities and Exchange Commission and is effective under the Act as to such proposed disposition.

        6. The Company has the right to withhold all applicable income and employment taxes due and owning at the time a given number of shares of Registered Stock become taxable, and/or to delay delivery of Registered Stock until appropriate arrangements have been made for payment of such withholding.

        7. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares as to which awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received by a Participant with respect to a number of shares of Restricted Stock for which the Restricted Period shall not have expired will be subject to the same restrictions with respect to an equivalent number of shares and shall be deposited with the Company.

        8. Nothing herein contained shall affect the right of the Company to terminate your services, responsibilities and duties any time for any reason whatsoever.


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        9. Any notice to be given to the Company shall be addressed to the
Secretary of the Company at 9601 Jeronimo Road, Irvine, CA 92618 and any notice to be given you shall be addressed to you at your residence or as it may hereafter appear on the employment records of the Company, or at such other address as may hereafter be designated in writing.

        10. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.


                                           Sincerely,

                                           MAI SYSTEMS CORPORATION



                                           By:
                                              --------------------------------
                                               James W. Dolan,
                                               Chief Financial and Operating
                                               Officer


Accepted and agreed to as of the date
first above written:


----------------------------
W. Brian Kretzmer


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                                    Exhibit A

                                   STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
MAI SYSTEMS CORPORATION, his Shares of the Common Stock of MAI Systems Corporation standing in my name on the books of said Corporation represented by Certificate No. ___ herewith and do hereby irrevocably constitute and appoint James W. Dolan, or his nominee, attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED:  April ___, 2002             BY:
                                        --------------------------------

                                    PRINT NAME:  W. Brian Kretzmer

                                    The signature(s) on this Assignment must correspond with the name(s) on the face of the certificate in every particular, without alteration or enlargement, or any change.

                                    IN THE PRESENCE OF:

                                    -------------------------------------